SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549




                            FORM 8-K

                         CURRENT REPORT




             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                Date of Report:  October 13, 1994




                PACIFIC GAS AND ELECTRIC COMPANY
     (Exact name of registrant as specified in its charter)



California                    1-2348              94-0742640

(State or other juris-      (Commission         (IRS Employer
diction of incorporation)   File Number)   Identification Number)

77 Beale Street, P.O. Box 770000, San Francisco, California 94177
       (Address of principal executive offices) (Zip Code)








Registrant's telephone number, including area code:(415) 973-7000







ITEM 5:  Other Events

A.   Helms Pumped Storage Plant - Proposed Settlement

On October 4, 1994, the Company and the California Public Utilities Commission's (CPUC) Division of Ratepayer Advocates (DRA) filed a joint motion seeking CPUC approval of a proposed settlement resolving the treatment of remaining unrecovered Helms Pumped Storage Plant (Helms) costs. Helms, a three-unit hydroelectric combined generating and pumped storage facility, became operable in 1984. Completion of Helms was delayed due to a water conduit rupture in 1982 and various start-up problems related to the plant's generators. As a result of the damage caused by the rupture and the delay in the operational date, the Company incurred additional costs, which are currently excluded from rate base, and lost revenues during the period while the plant was under repair. In 1991, the Company had filed an application for rate recovery of the unrecovered Helms costs relating to start-up problems, the associated revenue requirement on such costs since 1984 and lost revenues during the time the generators were being repaired.

The proposed settlement adopts an aggregate amount of Helms rate base related to plant costs, prior years' revenue requirements and lost revenue balances of $98.8 million, resulting in a 1995 revenue requirement of $14.5 million. As such, the settlement provides for recovery of substantially all of the remaining net unrecovered Helms costs (after adjustment for depreciation) and revenues, which totaled $104 million at September 30, 1994. The settlement would permit $48.9 million of Helms rate base related to plant costs, and $14.6 million of associated revenue requirement on such amount since 1984, to be included in the Company's rate base on January 1, 1995. In connection with the Company's rate freeze for 1995, the revenue requirement associated with these assets would be offset by other base revenue reductions and inclusion of this amount would have no impact on electric rates in 1995. An additional amount of $35.3 million, representing lost revenues during the time the generators were being repaired, would be transferred to the Electric Revenue Adjustment Mechanism account and amortized through 2034, the remaining life of Helms. Under the settlement the Company would also agree not to seek recovery of the costs associated with the 1982 water conduit rupture, estimated to be $72.4 million. The Company took a charge against earnings for such costs in 1990.

The proposed settlement is subject to CPUC approval, and the parties have requested an expedited resolution of the matter by the CPUC. If the settlement is adopted by the CPUC, it will not have a significant impact on the Company's financial position or results of operations.





                            SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              PACIFIC GAS AND ELECTRIC COMPANY


				   GORDON R. SMITH

                              By ________________________________
                                   GORDON R. SMITH
                                   Vice President and
                                   Chief Financial Officer



Dated:  October 13, 1994